Parkway Properties, Inc.	FOR FURTHER INFORMATION:
188 E. Capitol Street, Suite 1000	Steven G. Rogers
Jackson, MS 39201-2136	President & Chief Executive Officer
www.pky.com	J. Mitchell Collins
(601) 948-4091	Chief Financial Officer

PARKWAY PROPERTIES, INC. REPORTS 2008 SECOND QUARTER RESULTS

Highlights
•	Forms $750.0 million fund with the Teacher Retirement System of Texas
•	Refinances only 2008 debt maturity through a $60.0 million new mortgage loan
•	Embedded rent growth up 10.7% in 2008 to $1.34 per square foot
•	Customer retention rate of 87.1%, highest in five years
•	Sells Norfolk, Virginia, asset for $12.8 million
•	Revises FFO guidance due to strategic asset sales

JACKSON, MISSISSIPPI - August 4, 2008 - Parkway Properties, Inc. (NYSE:PKY) today announced results for its second quarter ended June 30, 2008.

Steven G. Rogers, President and Chief Executive Officer stated, “For the second quarter 2008, our operating and financial performance was in line with our expectations.  We were also pleased to announce during the quarter the formation of our second discretionary fund, a new $750 million partnership with the Teacher Retirement System of Texas (“Texas Teachers Fund II”). We believe this new fund should provide Parkway with significant FFO growth opportunities over the next few years. Additionally, even with the continuing uncertainty surrounding the U.S. economy, our leasing velocity and embedded rent growth has continued to increase. We are also making good progress on our disposition goals, completing the sale of Town Point Center in Norfolk during July 2008. This disposition, along with other planned asset dispositions in non-strategic markets or at optimal values, will provide Parkway additional capital to fund our equity in Texas Teachers Fund II and reduce debt.”

Consolidated Financial Results

•
FFO available to common shareholders totaled approximately $15.6 million, or $1.03 per diluted share, for the three months ended June 30, 2008, as compared to approximately $14.8 million, or $0.94 per diluted share, for the three months ended June 30, 2007. For the six months ended June 30, 2008, FFO totaled $29.9 million, or $1.98 per diluted share, compared to $31.0 million, or $1.96 per diluted share for the six months ended June 30, 2007. Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

			YTD	YTD
Description	Q2 2008	Q2 2007	2008	2007

Unusual Items:
Non-cash purchase accounting adjustment	$-	$-	$(657)	$-
Net gain/(loss) on extinguishment of debt	$388	$(494)	$(13)	$(370)

Other Items of Note:
Lease termination fees (1)	$214	$354	$1,281	$548
Straight-line rent (1)	$416	$238	$632	$1,197
Amortization of above market rent (1)	$(245)	$(430)	$(385)	$(856)
Gain on sale of land	$-	$-	$-	$50

Portfolio Information:
Average rent per square foot (2)(3)	$22.12	$20.93	$21.93	$20.81
Average occupancy (2)(4)	90.6%	91.3%	90.8%	91.2%
Total office square feet under ownership (2)	14,126	12,917	14,126	12,917
Total office square feet under management (5)	15,938	14,979	15,938	14,979

(1)	These items include 100% of amounts from wholly-owned assets plus the Company’s allocable share of these items recognized from the assets held in consolidated joint ventures.
(2)	These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.
(3)	Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.
(4)	Average occupancy is defined as average occupied square feet divided by average total rentable square feet.
(5)	Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.

•
Funds available for distribution (“FAD”) totaled approximately $10.3 million for the three months ended June 30, 2008, as compared to approximately $10.2 million for the three months ended June 30, 2007. FAD totaled $20.5 million for the six months ended June 30, 2008, compared to $21.7 million for the six months ended June 30, 2007.

•
Net loss available to common shareholders for the three months ended June 30, 2008, was approximately $3.1 million, or $0.21 per diluted share, as compared to net income available to common shareholders of approximately $18.0 million, or $1.14 per diluted share, for the three months ended June 30, 2007. Net loss available to common shareholders for the six months ended June 30, 2008, was $6.9 million, or $0.46 per diluted share as compared to net income available to common shareholders of approximately $17.3 million, or $1.09 per diluted share, for the six months ended June 30, 2007. Net gains on the sale of real estate of approximately $20.3 million were included in net income available to common shareholders for the three months and six months ended June 30, 2007.

Asset Recycling

•
On July 15, 2008, the Company sold the Town Point Center, a 131,000 square foot office property in Norfolk, Virginia, for a gross sales price of approximately $12.8 million. Parkway received net cash proceeds from the sale of approximately $12.0 million, which were used to reduce amounts outstanding under the Company’s line of credit. The Company will recognize a gain on the sale of approximately $1.6 million in the third quarter of 2008.

•
Subsequent to June 30, 2008, the Company executed respective purchase and sale agreements, with $3.0 million in combined non-refundable deposits, on Capitol Center in Columbia, South Carolina, and Wachovia Plaza in St. Petersburg, Florida. Gross sales proceeds are estimated to be $73.5 million with estimated gains to be recorded of approximately $21.0 million. The net proceeds from the sales will be used to reduce the Company’s line of credit and to retire the existing mortgage debt on Capitol Center of approximately $18.2 million. The Company will incur a debt prepayment penalty of approximately $2.2 million in connection with the early extinguishment of the Capitol Center mortgage. The asset sales are subject to customary final closing requirements and due diligence documentation, and the Company expects that these sales will be completed in the late third quarter of 2008.

Operations and Leasing

•
The Company’s average rent per square foot increased 5.7% to $22.12 during the second quarter 2008 as compared to $20.93 for the second quarter 2007 and increased 5.4% to $21.93 during the six months ended June 30, 2008, as compared to $20.81 for the six months ended June 30, 2007. On a same-store basis, the Company’s average rent per square foot increased 3.1% to $21.92 during the second quarter 2008 as compared to $21.26 during the second quarter 2007 and increased 2.7% to $21.82 during the six months ended June 30, 2008, as compared to $21.24 during the six months ended June 30, 2007.

•
The Company’s average occupancy for the second quarter 2008 was 90.6% as compared to 91.3% for the second quarter 2007 and was 90.8% for the six months ended June 30, 2008, as compared to 91.2% for the six months ended June 30, 2007. This occupancy decline was primarily due to the purchase of three office investments for the fund with Ohio PERS in the first quarter 2008, which had an average occupancy of 84.6%. On a same-store basis, the Company’s average occupancy for the second quarter 2008 was 90.5% as compared to 90.9% for the second quarter 2007. For the six months ended June 30, 2008, same-store average occupancy was 90.8% as compared to 90.7% for the six months ended June 30, 2007.

•
At July 1, 2008, the Company’s office portfolio occupancy was 91.3% as compared to 90.3% at April 1, 2008, and 91.6% at July 1, 2007. Not included in the July 1, 2008, occupancy rate are 34 signed leases totaling 117,000 square feet, which commence in the third and fourth quarters of 2008. Including these leases, the Company’s portfolio was 92.1% leased at July 14, 2008.

•
Parkway’s customer retention rate was 87.1% for the quarter ending June 30, 2008, as compared to 57.6% for the quarter ending March 31, 2008, and 81.0% for the quarter ending June 30, 2007. Customer retention for the six months ended June 30, 2008, and 2007, was 73.7% and 69.2%, respectively.

•
During the second quarter 2008, 99 leases were renewed or expanded on 718,000 rentable square feet at an average rent per square foot of $22.04, representing a 6.3% increase, and at a cost of $1.68 per square foot of the lease term in annual leasing costs. Included in these leases are a 193,000 square foot renewal in Atlanta at a cost of $0.96 per square foot per year of the lease term and a 112,000 square foot renewal in Houston at a cost of $1.24 per square foot per year of the lease term. These two leases represent 42.5% of the total renewal and expansion leases for the second quarter 2008. During the six months ending June 30, 2008, 170 leases were renewed or expanded on 1.1 million rentable square feet at an average rent per square foot of $21.77, representing a 4.7% increase, and at a cost of $2.66 per square foot per year of the lease term in committed leasing costs.

•
During the second quarter 2008, 47 new leases were signed on 124,000 rentable square feet at an average rent per square foot of $21.75 and at a cost of $4.80 per square foot of the lease term in annual leasing costs. During the six months ending June 30, 2008, 74 new leases were signed on 211,000 rentable square feet at an average rent per square foot of $21.66 and at an average cost of $4.62 per square foot per year of the lease term in committed leasing costs.

•
On a same-store basis, the Company’s share of net operating income (“NOI”) increased $426,000 or 1.5% for the second quarter 2008 as compared to the same period of the prior year on a GAAP basis. On a cash basis, the Company’s share of same-store NOI increased $227,000 or 0.8% for the second quarter 2008 as compared to the same period of the prior year. The increase in same-store cash NOI is primarily attributable to an increase in same-store average rental rates of 3.1% for the second quarter 2008 as compared to the second quarter 2007. The Company’s share of same-store NOI for the six months ending June 30, 2008 increased $164,000 or 0.3% compared to the same period of 2007 on a GAAP basis and $627,000 or 1.1% on a cash basis.

Capital Structure and Private Equity

•
On May 2, 2008, the Company completed a $60.0 million recourse mortgage loan related to the refinance of a $41.4 million mortgage that was scheduled to mature in September 2008. The loan is secured by the Company’s Capital City Plaza building in Atlanta, Georgia. The interest rate on the loan is a variable rate based on LIBOR plus 165 basis points. The loan has a two-year term, with a one-year extension option at the Company’s discretion. The excess loan proceeds of $18.4 million were used to pay down the Company’s line of credit. As previously disclosed, during the second quarter 2008, the Company recorded a net gain on the extinguishment of debt of $388,000 associated with the prepayment of the maturing loan. The prepaid mortgage represented the Company’s only outstanding maturity in 2008.

•
On May 14, 2008, Parkway formed Parkway Properties Office Fund II, L.P. (“Texas Teachers Fund II”), a $750.0 million discretionary fund with the Teacher Retirement System of Texas (“TRS”), for the purpose of acquiring high-quality multi-tenant office properties. TRS will be a 70% investor, and Parkway will be a 30% investor in the fund, which will be capitalized with approximately $375.0 million of equity capital and $375.0 million of non-recourse, fixed-rate first mortgage debt. Texas Teachers Fund II will target investments in office buildings in Houston, Austin, San Antonio, Chicago, Atlanta, Phoenix, Charlotte, Memphis, Nashville, Jacksonville, Orlando, Tampa/St. Petersburg, Ft. Lauderdale, as well as other growth markets to be determined at Parkway’s discretion.

Parkway will serve as the general partner of Texas Teachers Fund II and will provide asset management, property management, and leasing and construction management services for which it will be paid market-based fees. Parkway will have four years to identify and acquire properties, with funds contributed as needed to complete acquisitions. The Company currently anticipates a ten-year life for Texas Teachers Fund II. Parkway will exclusively represent the fund in making acquisitions within the target markets and within certain predefined criteria. Under certain conditions, Parkway may continue to make fee-simple acquisitions in markets outside of the target markets which do not meet the investment interests of the TRS or acquire properties within the target markets that do not meet Texas Teachers Fund II’s specific criteria.

•	During the second quarter 2008, the Company entered into the following interest rate swaps:

o
Interest rate swap agreement with Regions Bank for a $100.0 million notional amount that fixes the 30-day LIBOR interest rate at 3.635%, which equates to a total interest rate of 4.935%, for the period January 1, 2009, through March 31, 2011. The swap agreement serves as a hedge of the variable interest rates on a portion of the borrowings under the Company’s $311.0 million line of credit.

o
Interest rate swap agreement with US Bank for a $23.5 million notional amount that fixes the 30-day LIBOR interest rate at 4.05%, which equates to a total interest rate of 5.55%, for the period January 1, 2009, through December 1, 2014. The swap agreement serves as a hedge of the variable interest rates on the borrowings under the Pinnacle at Jackson Place Senior New Market Tax Credits mortgage loan.

•
On June 30, 2008, the Company owed $238.9 million related to its $311.0 million line of credit. The Company is in compliance with all covenants under the line of credit and has no remaining debt maturities for 2008. Additionally, the Company’s FAD covered its dividend in 2007 and for the first six months of 2008. For 2009, the Company has $21.8 million in debt maturities related to three assets in Houston, Texas, that are currently 98.6% leased.

•
The Company's previously announced cash dividend of $0.65 per diluted share for the quarter ended June 30, 2008, represents a payout of approximately 63.3% of FFO per diluted share. The second quarter dividend was paid on June 25, 2008, and equates to an annualized dividend of $2.60 per share, a yield of 7.4% on the closing stock price on July 31, 2008 of $35.29. This dividend is the 87th consecutive quarterly distribution to Parkway’s common stock shareholders.

•
At June 30, 2008, the Company’s debt-to-total market capitalization ratio was 61.3% based on a stock price of $33.73 per share as compared to 59.3% at March 31, 2008, based on a stock price of $36.96 per share and 48.3% at June 30, 2007, based on a stock price of $48.03 per share.

Outlook for 2008

The Company is revising its 2008 initial FFO outlook of $4.00 to $4.20 per diluted share to $3.80 to $3.90 per diluted share due to projected third quarter 2008 dispositions and associated debt prepayment expense. The reconciliation of forecasted earnings per diluted share (“EPS”) to forecasted FFO per diluted share is as follows:

Outlook for 2008	Range
Fully diluted EPS	$0.60 - $0.70
Plus: Real estate depreciation and amortization	$5.83 - $5.85
Plus: Depreciation on unconsolidated joint ventures	$0.05 - $0.05
Less: Gain on sale of real estate	$(1.49 - $1.49)
Less: Minority interest depreciation and amortization	$(1.19 - $1.21)

Revised FFO per diluted share	$3.80 - $3.90

The revised FFO guidance is based on the following Company assumptions:

•	The sale of Town Point Center in Norfolk, Virginia, on July 15, 2008 for gross proceeds of $12.8 million, resulting in a gain of approximately $1.6 million.

•
The anticipated sales of Capitol Center in Columbia, South Carolina, and Wachovia Plaza in St. Petersburg, Florida, on September 1, 2008. The gross sales proceeds and estimated gains for the two properties are $73.5 million and $21.0 million, respectively. Net proceeds will be used to reduce the Company’s line of credit and to retire the existing mortgage debt on Capitol Center of approximately $18.2 million. The Company will also incur debt prepayment expense in connection with the early extinguishment of the Capitol Center mortgage of approximately $2.2 million, or $0.14 per diluted share.

•	Average occupancy for 2008 is now estimated to be in the range of 91.0% to 92.0%.

GEAR UP

On January 1, 2006, the Company initiated a new operating plan that will be referred to as the “GEAR UP” Plan. At the heart of the GEAR UP Plan are Great People transforming Parkway through Equity Opportunities and Asset Recycling from an owner-operator to an operator-owner. Our long-standing commitment to Retain our Customers and provide an Uncompromising Focus on Operations remains steadfast. We believe that by accomplishing these goals we can deliver excellent Performance to our shareholders. Performance for the GEAR UP Plan will be measured as the sum of adjusted funds available for distribution, as defined by the Company, cumulative over the three years of the plan. The goal for cumulative adjusted FAD is $7.18 per diluted share.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 68 office properties located in 11 states with an aggregate of approximately 14.0 million square feet of leasable space as of August 4, 2008. Included in the portfolio are 21 properties totaling 3.8 million square feet that are owned jointly with other investors, representing 27.1% of the portfolio. Under the Company's GEAR UP plan, which started January 1, 2006, and ends December 31, 2008, it is the Company's strategy to transform from an owner-operator to an operator-owner. The strategy highlights the Company's strength in providing excellent service in the operation of office properties in addition to its direct ownership of real estate assets. Fee-based real estate services are offered through the Company's wholly owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.8 million square feet for third-party owners as of August 4, 2008.

Additional Information

The Company will conduct a conference call to discuss the results of its second quarter operations on Tuesday, August 5, 2008, at 11:00 a.m. Eastern Time. The number for the conference call is 888-690-2899. A taped replay of the call can be accessed 24 hours a day through August 15, 2008, by dialing 888-203-1112 and using the pass code of 2034284. An audio replay will be archived and indexed in the investor relations section of the Company’s website at www.pky.com. A copy of the Company's 2008 second quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "2Q Call" icon.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's second quarter 2008 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30	December 31
	2008	2007
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,753,108	$1,551,707
Office property held for sale	10,203	-
Office property development	29,217	14,686
Accumulated depreciation	(277,969)	(251,791)
	1,514,559	1,314,602

Land available for sale	1,467	1,467
Mortgage loan	7,250	7,001
Investment in unconsolidated joint ventures	11,091	11,236
	1,534,367	1,334,306

Rents receivable and other assets	112,661	119,457
Intangible assets, net	91,457	70,719
Cash and cash equivalents	14,187	11,312
	$1,752,672	$1,535,794

Liabilities
Notes payable to banks	$238,861	$212,349
Mortgage notes payable	875,743	714,501
Accounts payable and other liabilities	86,336	88,496
	1,200,940	1,015,346

Minority Interest
Minority Interest - unit holders	33	34
Minority Interest - real estate partnerships	135,243	80,506
	135,276	80,540

Stockholders' Equity
8.00% Series D Preferred stock, $.001 par value, 2,400,000 shares authorized, issued and outstanding	57,976	57,976
Common stock, $.001 par value, 67,600,000 shares authorized, 15,290,003 and 15,223,350 shares issued and outstanding in 2008 and 2007, respectively	15	15
Common stock held in trust, at cost, 85,800 and 104,500 shares in 2008 and 2007, respectively	(2,914)	(3,540)
Additional paid-in capital	427,058	425,221
Accumulated other comprehensive income (loss)	471	(358)
Accumulated deficit	(66,150)	(39,406)
	416,456	439,908
	$1,752,672	$1,535,794

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	June 30
	2008	2007
	(Unaudited)

Revenues
Income from office and parking properties	$68,684	$60,523
Management company income	410	431
Total revenues	69,094	60,954

Expenses
Property operating expense	32,683	28,573
Depreciation and amortization	23,269	19,022
Management company expenses	432	276
General and administrative	2,092	1,601
Total expenses	58,476	49,472

Operating income	10,618	11,482

Other income and expenses
Interest and other income	306	72
Equity in earnings of unconsolidated joint ventures	289	243
Gain on sale of real estate	-	20,260
Interest expense	(15,352)	(14,052)

Income (loss) before minority interest and discontinued operations	(4,139)	18,005
Minority interest - real estate partnerships	2,063	1,016
Income (loss) from continuing operations	(2,076)	19,021
Discontinued operations:
Income from discontinued operations	140	219
Net income (loss)	(1,936)	19,240
Dividends on preferred stock	(1,200)	(1,200)
Net income (loss) available to common stockholders	$(3,136)	$18,040

Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.22)	$1.14
Discontinued operations	0.01	0.01
Net income (loss)	$(0.21)	$1.15
Diluted:
Income (loss) from continuing operations	$(0.22)	$1.13
Discontinued operations	0.01	0.01
Net income (loss)	$(0.21)	$1.14

Dividends per common share	$0.65	$0.65

Weighted average shares outstanding:
Basic	15,024	15,672
Diluted	15,024	15,847

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Six Months Ended
	June 30
	2008	2007
	(Unaudited)

Revenues
Income from office and parking properties	$134,136	$121,500
Management company income	907	764
Total revenues	135,043	122,264

Expenses
Property operating expense	64,108	56,482
Depreciation and amortization	45,262	38,079
Management company expenses	921	544
General and administrative	4,388	3,247
Total expenses	114,679	98,352

Operating income	20,364	23,912

Other income and expenses
Interest and other income	674	218
Equity in earnings of unconsolidated joint ventures	547	548
Gain on sale of real estate	-	20,310
Interest expense	(30,873)	(27,136)

Income (loss) before minority interest and discontinued operations	(9,288)	17,852
Minority interest - real estate partnerships	4,550	1,487
Income (loss) from continuing operations	(4,738)	19,339
Discontinued operations:
Income from discontinued operations	207	329
Net income (loss)	(4,531)	19,668
Dividends on preferred stock	(2,400)	(2,400)
Net income (loss) available to common stockholders	$(6,931)	$17,268

Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.47)	$1.08
Discontinued operations	0.01	0.02
Net Income (loss)	$(0.46)	$1.10
Diluted:
Income (loss) from continuing operations	$(0.47)	$1.07
Discontinued operations	0.01	0.02
Net Income (loss)	$(0.46)	$1.09

Dividends per common share	$1.30	$1.30

Weighted average shares outstanding:
Basic	15,013	15,644
Diluted	15,013	15,831

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Net Income (Loss)	$(1,936)	$19,240	$(4,531)	$19,668

Adjustments to Net Income (Loss):
Preferred Dividends	(1,200)	(1,200)	(2,400)	(2,400)
Depreciation and Amortization	23,269	19,022	45,262	38,079
Depreciation and Amortization - Discontinued Operations	169	147	344	301
Minority Interest Depreciation and Amortization	(4,898)	(2,284)	(9,108)	(4,675)
Adjustments for Unconsolidated Joint Ventures	179	161	355	322
Gain on Sale of Real Estate	-	(20,260)	-	(20,260)
Funds From Operations Available to Common Shareholders (1)	$15,583	$14,826	$29,922	$31,035

Funds Available for Distribution
Funds From Operations Available to Common Shareholders	$15,583	$14,826	$29,922	$31,035
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(127)	(147)	(181)	(231)
Adjustments for Minority Interest in Real Estate Partnerships	738	352	1,380	770
Straight-line Rents	(1,046)	(507)	(1,820)	(1,805)
Straight-line Rents - Discontinued Operations	1	1	2	(4)
Amortization of Above/Below Market Leases	190	346	247	698
Amortization of Share Based Compensation	464	374	918	727
Capital Expenditures:
Building Improvements	(936)	(2,014)	(1,873)	(2,932)
Tenant Improvements - New Leases	(1,619)	(657)	(2,721)	(1,694)
Tenant Improvements - Renewal Leases	(1,800)	(1,457)	(3,040)	(3,084)
Leasing Costs - New Leases	(608)	61	(798)	(380)
Leasing Costs - Renewal Leases	(541)	(1,005)	(1,565)	(1,400)
Funds Available for Distribution (1)	$10,299	$10,173	$20,471	$21,700

Diluted Per Common Share/Unit Information (**)
FFO per share	$1.03	$0.94	$1.98	$1.96
Dividends paid	$0.65	$0.65	$1.30	$1.30
Dividend payout ratio for FFO	63.28%	69.48%	65.80%	66.32%
Weighted average shares/units outstanding	15,170	15,848	15,146	15,832

Other Supplemental Information
Upgrades on Acquisitions	$4,059	$13,556	$9,232	$15,502
Gain on Non Depreciable Assets	$-	$-	$-	$50

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	15,025	15,673	15,015	15,645
Dilutive Effect of Other Share Equivalents	145	175	131	187

(1)  Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(In thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Net Income (Loss)	$(1,936)	$19,240	$(4,531)	$19,668

Adjustments to Net Income (Loss):
Interest Expense	15,314	13,268	29,988	26,183
Amortization of Financing Costs	426	290	872	583
Prepayment (Income) Expense - Early Extinguishment of Debt	(388)	494	13	370
Depreciation and Amortization	23,438	19,169	45,606	38,380
Amortization of Share Based Compensation	464	374	918	727
Gain on Real Estate and Non Depreciable Assets	-	(20,260)	-	(20,310)
Tax Expense	-	92	-	105
EBITDA Adjustments - Unconsolidated Joint Ventures	310	292	614	583
EBITDA Adjustments - Minority Interest in Real Estate Partnerships	(8,043)	(3,841)	(14,926)	(7,470)
EBITDA (1)	$29,585	$29,118	$58,554	$58,819

Interest Coverage Ratio:
EBITDA	$29,585	$29,118	$58,554	$58,819

Interest Expense:
Interest Expense	$15,314	$13,268	$29,988	$26,183
Capitalized Interest	187	37	343	37
Interest Expense - Unconsolidated Joint Ventures	129	128	254	255
Interest Expense - Minority Interest in Real Estate Partnerships	(3,077)	(1,520)	(5,689)	(2,723)
Total Interest Expense	$12,553	$11,913	$24,896	$23,752

Interest Coverage Ratio	2.36	2.44	2.35	2.48

Fixed Charge Coverage Ratio:
EBITDA	$29,585	$29,118	$58,554	$58,819

Fixed Charges:
Interest Expense	$12,553	$11,913	$24,896	$23,752
Preferred Dividends	1,200	1,200	2,400	2,400
Principal Payments (Excluding Early Extinguishment of Debt)	3,458	4,008	7,250	8,059
Principal Payments - Unconsolidated Joint Ventures	13	12	26	24
Principal Payments - Minority Interest in Real Estate Partnerships	(86)	(81)	(172)	(146)
Total Fixed Charges	$17,138	$17,052	$34,400	$34,089

Fixed Charge Coverage Ratio	1.73	1.71	1.70	1.73

Modified Fixed Charge Coverage Ratio:
EBITDA	$29,585	$29,118	$58,554	$58,819

Modified Fixed Charges:
Interest Expense	$12,553	$11,913	$24,896	$23,752
Preferred Dividends	1,200	1,200	2,400	2,400
Total Modified Fixed Charges	$13,753	$13,113	$27,296	$26,152

Modified Fixed Charge Coverage Ratio	2.15	2.22	2.15	2.25

The following table reconciles EBITDA to cash flows provided by operating activities:

EBITDA	$29,585	$29,118	$58,554	$58,819
Amortization of Above Market Leases	190	346	247	698
Amortization of Mortgage Loan Discount	(126)	-	(249)	-
Operating Distributions from Unconsolidated Joint Ventures	279	265	661	670
Interest Expense	(15,314)	(13,268)	(29,988)	(26,183)
Prepayment Income (Expense) - Early Extinguishment of Debt	388	(494)	(13)	(370)
Tax Expense	-	(92)	-	(105)
Change in Deferred Leasing Costs	(1,638)	(944)	(4,694)	(1,780)
Change in Receivables and Other Assets	(509)	(4,660)	9,894	(2,434)
Change in Accounts Payable and Other Liabilities	7,749	8,545	(4,833)	1,171
Adjustments for Minority Interests	5,980	2,825	10,376	5,983
Adjustments for Unconsolidated Joint Ventures	(599)	(535)	(1,161)	(1,131)
Cash Flows Provided by Operating Activities	$25,985	$21,106	$38,794	$35,338

(1) Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED JUNE 30, 2008 AND 2007
(In thousands, except number of properties data)

					Average
			Net Operating Income		Occupancy
	Number of Properties	Percentage of Portfolio (1)	2008	2007	2008	2007

Same-store properties (2):
Wholly-owned	47	74.39%	$26,783	$26,541	90.5%	90.7%
Parkway Properties Office Fund LP	9	12.29%	4,425	3,743	91.5%	93.0%
Other consolidated joint venture	1	1.57%	565	545	88.0%	87.6%
Total same-store properties	57	88.25%	31,773	30,829	90.5%	90.9%
2007 acquisitions	2	1.96%	707	164	92.5%	N/A
2008 acquisitions	3	9.76%	3,512	-	84.8%	N/A
Office property development	-	-0.01%	(5)	(57)	N/A	N/A
Assets sold	-	0.04%	14	1,014	N/A	N/A
Net operating income from
office and parking properties	62	100.00%	$36,001	$31,950

(1) Percentage of portfolio based on 2008 net operating income.

(2) Parkway defines Same-Store Properties as those properties that were owned for the entire three-month periods ended June 30, 2008 and 2007 and excludes properties classified as discontinued operations. Same-Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same-Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

	Three Months Ended		SIx Months Ended
	June 30		June 30
	2008	2007	2008	2007

Net Income (loss)	$(1,936)	$19,240	$(4,531)	$19,668
Add (deduct):
Interest expense	15,352	14,052	30,873	27,136
Depreciation and amortization	23,269	19,022	45,262	38,079
Management company expenses	432	276	921	544
General and administrative expenses	2,092	1,601	4,388	3,247
Equity in earnings of unconsolidated joint ventures	(289)	(243)	(547)	(548)
Gain on sale of real estate and other assets	-	(20,260)	-	(20,310)
Minority interest - real estate partnerships	(2,063)	(1,016)	(4,550)	(1,487)
Income from discontinued operations	(140)	(219)	(207)	(329)
Management company income	(410)	(431)	(907)	(764)
Interest and other income	(306)	(72)	(674)	(218)
Net operating income from office and parking properties	36,001	31,950	70,028	65,018
Less: Net operating income from non same-store properties	(4,228)	(1,121)	(7,151)	(2,226)
Same-store net operating income	$31,773	$30,829	$62,877	$62,792